Exhibit 10.2
CONSENT AND AGREEMENT
     THIS CONSENT AND AGREEMENT (“Agreement”) is entered into as of May 17, 2011, by and between Ray Holding Corporation, a Delaware corporation (“Parent”) and __________ (“Stockholder”).
RECITALS
     A. Parent and Stockholder are parties to that certain Voting Agreement, entered into as of January 18, 2011 (the “Voting Agreement”).
     B. Concurrently herewith, Parent is entering into Amendment No. 2 (“Amendment No. 2”) to that certain Agreement and Plan of Merger by and among Parent, Ray Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent, and RAE Systems, Inc., a Delaware corporation (the “Company”), dated as of January 18, 2011, as amended as of April 3, 2011.
     C. In order to induce the Company to enter into Amendment No. 2, Parent and Stockholder have agreed to terminate the Voting Agreement.
AGREEMENT
     The parties to this Agreement, intending to be legally bound, agree as follows:
     1. Notwithstanding that Section 7 of the Voting Agreement does not provide for termination of the Voting Agreement by mutual consent, Parent and Stockholder hereby mutually consent to the termination of the Voting Agreement, and agree that from and after the date hereof, neither Parent nor Stockholder shall have any rights or obligations under the Voting Agreement.
     2. Stockholder hereby revokes the Proxy granted to Parent pursuant to Section 3.2 and Exhibit A of the Voting Agreement, and Parent hereby consents to such revocation.
     3. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws). Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each of Parent and Stockholder: (a) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware in connection with any such legal proceeding; (b) agrees that service of any process, summons, notice or document by U.S. mail addressed to him, her or it at the address set forth on the signature page hereof shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (c) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum; and (d)

agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. EACH OF PARENT AND STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.
     4. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
[remainder of page intentionally left blank]

In Witness Whereof, Parent and Stockholder have caused this Agreement to be executed as of the date first written above.

Ray Holding Corporation
By:
	Name:	David Baylor
	Title:	President

Stockholder

[Consent and Agreement Signature Page]